Exhibit 10.40

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), is entered into as of [___________], by and between Devon Energy Corporation, a Delaware corporation (the “Company”), and [___________] (“Indemnitee”).

A.WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

B.WHEREAS, Indemnitee is a director of the Company;

C.WHEREAS, the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors of corporations;

D.WHEREAS, the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, and Indemnitee serves as a director of the Company, in part, in reliance on such provisions;

E.WHEREAS, the Company has determined that its inability to retain and attract as directors the most capable persons would be detrimental to the Company’s interests, and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

F.WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Company’s Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Company’s Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Company’s Certificate of Incorporation and Bylaws or any change in the composition of the governing bodies of the Company or any acquisition transaction relating to the Company), and (iii) an inducement to continue to provide effective services to the Company as a director, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policies of the Company.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, on its behalf or at its request, as a director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person or any employee benefit plan, and intending to be legally bound hereby, the parties agree as follows:

1.Certain Definitions.  In addition to terms defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings given such terms in the attached Appendix A.

2.Agreement to Indemnify and Advance Expenses.

(a)General Agreement.  In the event Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time. No change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof (or as such benefits may improve as a result of amendments after the date hereof). The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement.

(b)Advancement of Expenses.  If requested by Indemnitee, the Company shall advance, or cause to be advanced (within ten (10) business days of such request), any and all Indemnifiable Expenses incurred by Indemnitee (an “Expense Advancement”).  The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Indemnifiable Expenses.  However, the obligation of the Company to make an Expense Advancement pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advancement if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law).  Indemnitee’s undertaking to repay such Expense Advancements shall be unsecured and interest-free.

(c)Indemnitee-Initiated Claims. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in or the Board has authorized or consented to the initiation of such Claim, (ii) the Claim is one to enforce Indemnitee’s indemnification or advancement rights, or rights to insurance coverage, (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law), or (iii) the Claim is instituted after a Potential Change in Control or a Change in Control (other than a Potential Change in Control or a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Potential Change in Control or Change in Control) and Independent Counsel has approved its initiation.

(d)Mandatory Indemnification.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Reviewing Party that Indemnitee is not entitled to indemnification under applicable law.  If Indemnitee is successful in defending one or more but less than all such Claims (including dismissal without prejudice of certain Claims), the Company shall indemnify Indemnitee against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending each such successfully resolved Claim.

(e)Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)Indemnification for Additional Expenses.  The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Indemnifiable Expenses and, if requested by Indemnitee, shall advance such Indemnifiable Expenses to Indemnitee, subject to and in accordance with Section 2(b), that are incurred by Indemnitee in connection with any action brought by Indemnitee, the Company, or any other Person with respect to Indemnitee’s right to: (i) indemnification or an Expense Advancement by the Company under this Agreement or any provision of the Company’s Certificate of Incorporation or Bylaws; or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advancement, or insurance recovery, as the case may be; provided, however, that Indemnitee shall be required to repay to the Company such Indemnifiable Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by Indemnitee, or the defense by Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

3.Reviewing Party. Prior to any Potential Change in Control or Change in Control, the “Reviewing Party” shall be any appropriate Person or body consisting of a member or members of the Board or any other Person or body appointed by the Board in accordance with applicable law who is not a party to the particular Claim with respect to which Indemnitee is seeking indemnification; after a Potential Change in Control or Change in Control, an Independent Counsel referred to below shall be the Reviewing Party. With respect to all matters arising after a Potential Change in Control or a Change in Control (other than as approved by a majority of the directors on the Board who were directors immediately prior to such Potential Change in Control or Change in Control)

concerning the rights of Indemnitee to indemnity payments and Expense Advancements under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for an Indemnifiable Event, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.Indemnification Process and Appeal.

(a)Indemnification Payment. Indemnitee shall be entitled to indemnification of all Indemnifiable Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification (following the final disposition of the applicable Claim), unless the Reviewing Party has determined (and, if the Reviewing Party is Independent Counsel, has determined in a written opinion to the Company) that Indemnitee is not entitled to indemnification under applicable law.

(b)Suit to Enforce Rights. In the event that (i) a determination is made pursuant to Section 4(a) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Indemnifiable Expenses is not timely made pursuant to Section 2(b) of this Agreement, (iii) except when the Reviewing Party is Independent Counsel pursuant to Section 3 hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 4(a) of this Agreement within thirty (30) days after receipt by the Company of Indemnitee’s written request for indemnification, (iv) if the Reviewing Party is Independent Counsel and no determination of entitlement to indemnification shall have been made pursuant to Section 4(a) hereof within sixty (60) days after receipt by the Company of Indemnitee’s written request for indemnification, or (v) payment of indemnification is not made by the Company within ten (10) business days after a determination has been made by the Reviewing Party pursuant to Section 4(a) that Indemnitee is entitled to indemnification, then, in each case, Indemnitee shall be entitled to seek an adjudication by any court in the State of Oklahoma or the State of Delaware having subject matter jurisdiction thereof relating to Indemnitee’s entitlement to such indemnification or Expense Advancement. The Company consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged within sixty (60) days by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall not be exclusive and shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c)Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Indemnifiable Expenses incurred in defending a Claim in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. In any judicial proceeding or other action, suit, or proceeding brought by Indemnitee to enforce rights to indemnification or to an Expense Advancement hereunder, or in any action, suit, or proceeding brought by the Company to recover an Expense Advancement (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that Indemnitee is not entitled to be indemnified, or to such an Expense Advancement, as the case may be.

5.Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, if Indemnitee reasonably believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event that Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Subject to the foregoing limitations, neither the Company nor Indemnitee shall unreasonably withhold its, his or her consent to any proposed settlement.

6.Establishment of Trust. In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall, upon written request by Indemnitee, create a trust (the “Trust”) for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Indemnifiable Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, or defending any Claim. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (ii) to the extent Indemnitee has a right to Expense

Advancements pursuant to this Agreement, the trustee of the Trust (the “Trustee”) shall advance, within ten (10) business days of a request by Indemnitee in accordance with Section 2(b), any and all Indemnifiable Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the mutual agreement of Indemnitee and the Company. Nothing in this Section 6 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

7.Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, for any and all Indemnifiable Expenses, in connection with any Claim, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the events or transactions giving cause to such Claim; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents), on the one hand, and Indemnitee, on the other hand, in connection with such events or transactions.

8.Reliance as Safe Harbor.  Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other Person as to matters Indemnitee reasonably believed were within such other Person’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.  In addition, the knowledge or actions, or failures to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

9.No Other Presumptions.  For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party or the Company (including its Board, independent counsel, or its stockholders) to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party or the Company (including its Board, independent counsel, or its stockholders) that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10.Non-exclusivity.  Indemnitee’s rights hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation and Bylaws, the laws of the State of Delaware, or otherwise.

11.Changes in Law.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

12.Conflicts.  To the extent that there is a conflict or inconsistency between the terms of this Agreement, the Company’s Certificate of Incorporation or Bylaws or any other source of indemnification, it is the intent of the parties that Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Company’s Certificate of Incorporation or Bylaws or in such other source of indemnification.  No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement or source of indemnification shall adversely affect Indemnitee’s rights hereunder.

13.Liability Insurance.  The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and Indemnitee shall be covered under such insurance to the same extent as other directors of the Company; provided, however, that the Company shall not be required to maintain such insurance coverage if the Board determines that it is unavailable at reasonable cost, provided that Indemnitee is given written notice of any such determination promptly after it is made.  If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of any Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the policy.  The Company shall use its reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

14.Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  In the event the Company enters into an indemnification agreement with another director of the Company containing a term or terms more favorable to Indemnitee than the terms contained herein, Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.  As promptly as practicable following the execution by the Company of each indemnity agreement with any such other director (i) the Company shall send a copy of the indemnity agreement to Indemnitee and (ii) if requested by Indemnitee, the Company shall prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable term or terms.

15.Subrogation.  In the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.  The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

16.No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

17.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.  Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by a party to any other Person without the prior written consent of the other party.

18.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable and to give effect to the terms of this Agreement.

19.Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to seek to obtain damages, enforce specific performance, enjoin such violation, or obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

20.Notices.  All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if (a) delivered by hand, with evidence of receipt, (b) sent by certified or registered mail, postage prepaid and return receipt requested, or (c) sent by reputable overnight courier and

If to the Company, addressed to:

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, Oklahoma 73102-5015
Attn:  Executive Vice President and Chief Legal & Administrative Officer

Attn:   Corporate Secretary

and, if to Indemnitee, to the address indicated on the signature page of this Agreement.

Notice of change of address shall be effective only when given in accordance with this Section 20. All notices complying with this Section 20 shall be deemed to have been received on (a) the date of delivery, in the case of hand delivery, (b) on the third business day after mailing, in the case of certified or registered mail, or (c) on the following business day, in the case of reputable overnight courier.

21.Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DEVON ENERGY CORPORATION

By:
Name:
Title:

[Indemnitee]

Address:

Appendix A

Definitions

Capitalized terms used in this Agreement shall have the following meanings when used in this Agreement:

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the introductory paragraph.

“Board” means the Board of Directors of the Company.

“Bylaws” has the meaning set forth in the recitals.

“Certificate of Incorporation” has the meaning set forth in the recitals.

“Change in Control” means the occurrence of any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) a change in the composition of the Board such that the individuals who are serving as members of the Board as of the date of this Agreement, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office, who either were members of the Board on the date of this Agreement or whose appointment, election, or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of the members of the Board then serving, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or a direct or indirect successor entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity or a direct or indirect successor entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

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“Claim” means any threatened, asserted, pending, or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency, or any other Person, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

“Company” has the meaning set forth in the introductory paragraph.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Advancement” has the meaning set forth in Section 2(b).

“Indemnifiable Event” has the meaning set forth in the definition of Indemnifiable Expenses.

“Indemnifiable Expenses” means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage, and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee, or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner, or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, whether occurring before, on or after the date of this Agreement (any such event, an “Indemnifiable Event”), (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

“Indemnitee” has the meaning set forth in the introductory paragraph.

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“Independent Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

“Potential Change in Control” means any of the following shall have occurred: (i) any Person shall have announced publicly an intention to effect a Change in Control or commenced any action (such as the commencement of a tender offer for Voting Securities or the solicitation of proxies for the election of any of the Company’s directors) that, if successful, could reasonably be expected to result in the occurrence of a Change in Control; (ii) the Company enters into an agreement, the consummation of which would constitute a Change in Control; or (iii) any other event occurs which the Board declares to be a Potential Change in Control.

“Reviewing Party” means the Person or body appointed in accordance with Section 3.

“Trust” has the meaning set forth in Section 6.

“Trustee” has the meaning set forth in Section 6.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

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